As filed with the Securities and Exchange Commission on May 27, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Lumen Technologies, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	72-0651161
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 CenturyLink Drive

Monroe, Louisiana 71203

(Address of principal executive offices, including zip code)

Amended and Restated 2024 Equity Incentive Plan

of Lumen Technologies, Inc.

(Full title of the plan)

Jennifer A. Hodges

Executive Vice President, Chief Legal Officer and Secretary

Lumen Technologies, Inc.

100 CenturyLink Drive

Monroe, Louisiana 71203

(318) 388-9000

(Name, address, including zip code and telephone number, including area code, of agent for service)

With copies to:

Jenna Cooper

Latham & Watkins LLP

1271 Avenue of the Americas

New York, New York 10020

(212) 906-1200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Lumen Technologies, Inc. (the “Registrant”) for the purpose of registering an additional 45,600,000 shares of the Registrant’s common stock, no par value per share to be issued pursuant to the Amended and Restated 2024 Equity Incentive Plan of Lumen Technologies, Inc.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION

STATEMENTS ON FORM S-8

The contents of the Registration Statement on Form S-8 (File No. 333-279467) (the “Prior Registration Statement”) are incorporated by reference into this Registration Statement in accordance with General Instruction E to Form S-8, except to the extent modified or superseded by the information included herein or by any subsequently filed document that is incorporated by reference into this Registration Statement or the Prior Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description of Exhibits

4.1	Composite Articles of Incorporation of the Registrant, as amended and restated through May 26, 2026 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-07784) filed with the Securities and Exchange Commission on May 27, 2026).

4.2	Amended and Restated Bylaws of the Registrant, as of February 18, 2026 (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K (File No. 001-07784) filed with the Securities and Exchange Commission on February 20, 2026).

5.1*	Opinion of Jones Walker LLP.

23.1*	Consent of KPMG LLP.

23.2*	Consent of Jones Walker LLP (included in Exhibit 5.1).

24.1*	Powers of Attorney (included in the signature pages of this Registration Statement).

99.1	Amended and Restated 2024 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-07784) filed with the Securities and Exchange Commission on May 27, 2026).

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroe, State of Louisiana, on May 27, 2026.

LUMEN TECHNOLOGIES, INC.

By:	/s/ Jennifer A. Hodges
Jennifer A. Hodges
Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Kate Johnson, Christopher Stansbury and Jennifer A. Hodges or any one of them, his or her true and lawful attorney-in-fact and agent, each acting along, with full power of substitution and resubstitution for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto such attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent or his or her substitute or substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Kate Johnson Kate Johnson	Chief Executive Officer and Director (Principal Executive Officer)	May 27, 2026

/s/ Christopher Stansbury Christopher Stansbury	President, Chief Financial Officer (Principal Financial Officer)	May 27, 2026

/s/ Donald Holt Donald Holt	Senior Vice President, Controller (Principal Accounting Officer)	May 27, 2026

/s/ Quincy L. Allen Quincy L. Allen	Director	May 27, 2026

/s/ Martha Helena Bejar Martha Helena Bejar	Director	May 27, 2026

/s/ Christopher Capossela Christopher Capossela	Director	May 27, 2026

/s/ Kevin P. Chilton Kevin P. Chilton	Director	May 27, 2026

/s/ Michael Collins Michael Collins	Director	May 27, 2026

/s/ Michelle Goldberg Michelle Goldberg	Director	May 27, 2026

/s/ Diankha Linear Diankha Linear	Director	May 27, 2026

/s/ Stephen McMillan Stephen McMillan	Director	May 27, 2026